Exhibit 1.01

Nielsen N.V.

Conflict Minerals Report for the Year Ended December 31, 2014

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requiring reporting companies to make disclosures of cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, tin, tantalum and tungsten (“3TG”) in their products. The Rule imposes certain reporting obligations on SEC registrants to determine whether 3TG are necessary to the production or functionality of their products, and if so, if the 3TG originated from the Democratic Republic of the Congo or Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (together, the “Covered Countries”). We are unable to state the origin of the 3TG in all of our products. For that reason, we are required under Rule 13p-1 to submit to the SEC this Conflict Minerals Report as an exhibit to Form SD. Consistent with Rule 13p-1, this CMR is not required to be accompanied by an independent private sector audit.

In accordance with Rule 13p-1, this report is available on our website at www.nielsen.com/investors.

Company Overview

This CMR has been prepared by the management of Nielsen N.V. (referred to herein as “Nielsen,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Nielsen is a global performance management company that provides clients with a comprehensive understanding of what consumers watch and what they buy and how those choices intersect. Nielsen delivers critical media and marketing information, analytics and manufacturer and retailer expertise about what and where consumers buy and what consumers read, watch and listen to on a local and global basis. With a presence in more than 100 countries, and 2014 annual revenues of $6.3 billion, Nielsen’s information, insights and solutions help its clients maintain and strengthen their market positions and identify opportunities for profitable growth.

Nielsen Audio, Inc. (“Nielsen Audio”), a subsidiary of the registrant, contracts to manufacture meters and encoders for the collection of data. Certain 3TG are necessary to the functionality of such meters and encoders. The meters and encoders are generally intended for Nielsen Audio’s use, but some of them are sold to third parties. In 2014, Nielsen Audio sold approximately 13% of all its meters and encoders to third parties. Of the total Nielsen revenue in 2014, approximately 0.05% was derived from meter and encoder sales.

This document details Nielsen’s calendar year 2014 process for gathering data to comply with Rule 13p-1 and the Organization of Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas.

Supply Chain

We rely on our direct suppliers of the relevant equipment to provide information with respect to the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. In almost all cases, the information relating to the 3TG contained in our products is derived from lower tier suppliers. Contracts with these relevant direct equipment suppliers are typically highly negotiated multi-year contracts, and we cannot unilaterally impose new contract terms and flow-down requirements. However, as we enter into new contracts for these materials, or our contracts expire and are renewed, we intend to add a clause requiring suppliers to provide 3TG sourcing and smelter information. Nielsen believes that it will take a number of years to ensure that all our relevant supplier contracts contain appropriate sourcing clauses. Until that time, as described below, we are working with our supply chain to encourage them to provide the 3TG sourcing information until the contracts can be amended.

Due Diligence Framework

Established Company Plan

•	Established an internal management team and coordinator to ensure compliance with respect to the reporting requirements relating to 3TG. Our internal management team includes representatives from supply chain and procurement, engineering, legal and finance.

•	Determined data gathering and assessment procedures in order to understand the scope of our supply chain inquiry that we are required to undertake to comply with Rule 13p-1.

•	Contracted with GreenSoft Technology, Inc. (“GreenSoft”) to collect 3TG data from our component suppliers.

•	Maintained records of diligence efforts by implementing a company 3TG database. The 3TG database is the aggregated 3TG report and the collection report generated by GreenSoft.

Identification of Relevant Components and Suppliers

•	Products: The products requiring 3TG data collection are the Portable People Meter (PPM) family of products designed by Nielsen Audio and manufactured by contract manufacturers.

•	Suppliers: The list of 215 component suppliers is contained in the bills of materials submitted to GreenSoft for data collection. The contract manufacturers are limited to utilizing components from the approved suppliers provided by Nielsen Audio.

Supplier Response Validation

Nielsen contracted with GreenSoft to collect 3TG data from our component suppliers. GreenSoft utilizes the EICC/GeSI (Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative) template to determine the usage of 3TG by suppliers, assists suppliers in filling out the template, validates and corrects templates, alerts Nielsen if any 3TG originated in Covered Countries, generates an aggregated 3TG report based on bills of materials and provides a collection report with hyperlinks to each template. Nielsen assesses the responses received from our suppliers and engages with them on their particular responses.

Supplier responses should contain all required data in the template. If responses are incomplete or inconsistent, the supplier is contacted and asked for missing or supplemental information. GreenSoft conducts most of this validation process. Nielsen spot checks 3TG data collected by GreenSoft against the complete list of materials within each component disclosed to us by our suppliers of our components to verify metal content matches. Nielsen spot checks smelter status claims received in templates to known smelter information. If template responses are insufficient or absent, Nielsen examines each case individually and evaluates its response based on the likelihood of 3TG being present, the specific component and the availability of such component from other sources. Possible responses are suspension of purchasing this component from this supplier, working with the supplier to obtain the 3TG data necessary for a determination of its sourcing, or designing out this particular component from our products going forward.

Due Diligence Results

We conducted a survey of our relevant 215 suppliers with the assistance of GreenSoft and received responses from 164 of them, or 76%. Based on the responses received, we are unable to validate with specificity the country of origin of the 3TG in our products.

Set forth in Annex 1 is a list of known smelters that may be in our supply chain for the products we contract to manufacture and sell to third parties.

Steps to be Taken to Mitigate Risk

In addition to following up with suppliers who have not properly responded to our 3TG survey, we intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:

a	Include a 3TG sourcing clause in new or renewed supplier contracts.

b	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

Forward-Looking Statements

Certain of the matters discussed in this CMR, including in particular, efforts to further mitigate risks that 3TG in our products could directly or indirectly finance or benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

Annex 1

Metal	Smelter Name	Country
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Tin	China Rare Metal Materials Company	CHINA
Gold	China’s Shandong Gold Mining Co., Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tungsten	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Industry Group	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	JM USA	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tin	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Tin	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojiing Gold & Silver Smelter	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais, Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tantalum	Taki Chemicals	JAPAN
Gold	Tanaka Denshi Kogyo K.K	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex	UNITED STATES
Tin	Thaisarco	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba	KAZAKHSTAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA